Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

* Associated Firm

** In cooperation with

Trench, Rossi e Watanabe

Advogados

Exhibit 5.1

Baker & McKenzie LLP

1900 North Pearl Street

Suite 1500

Dallas, Texas 75201

United States

Tel: +1 214 978 3000

Fax: +1 214 978 3099

www.bakermckenzie.com

October 31, 2019

Flowserve Corporation

5215 N. O’Connor Boulevard, Suite 2300

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as securities counsel for Flowserve Corporation, a New York corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of a total of 12,500,000 shares of common stock, $1.25 par value per share, of the Company (the “Common Stock”) pursuant to the Flowserve 2020 Long-Term Incentive Plan (the “Plan”).

We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion, we have examined the Registration Statement, the prospectus forming a part thereof and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, have received such representations from the officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, and (vii) all shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus forming a part thereof.

This opinion further assumes compliance both in the past and in the future with the terms of the Plan by the Company.

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock that from time to time may be issued and sold under the Plan, in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof pursuant to the terms and conditions of the Plan, when so issued and sold for amounts of consideration in excess of the par value of the Shares in accordance with the provisions of the Plan and related agreements entered into by the Company, and assuming no change in the applicable law or facts, will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP

October 31, 2019	Page 2